Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-104248 of the Lodgian, Inc. on Form S-3 and in Registration Statement No. 333-124456 of Lodgian, Inc. on Form S-8 of our reports dated March 16, 2009, relating to the consolidated financial statements of Lodgian, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s ability to continue as a going concern and an explanatory paragraph relating to the Company’s adoption of the provisions of Financial Accounting Standards Board ASC 810, Consolidation (formerly referenced as SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements — An Amendment of ARB No. 51) on January 1, 2009 appearing in this Annual Report on Form 10-K of Lodgian, Inc. for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 16, 2010